As filed with the Securities and Exchange Commission on February 12, 1999.
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           UNITED ROAD SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                              94-3278455
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                8 AUTOMATION LANE
                                ALBANY, NY 12205
                    (Address of Principal Executive Offices)

                           UNITED ROAD SERVICES, INC.
                         1998 EMPLOYEE STOCK OPTION PLAN

                           UNITED ROAD SERVICES, INC.
                         NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plans)

                                EDWARD T. SHEEHAN
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND SECRETARY
                                8 AUTOMATION LANE
                                ALBANY, NY 12205
                     (Name and Address of Agent For Service)

                                 (518) 446-0140
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              KAREN A. DEWIS, ESQ.
                             MCDERMOTT, WILL & EMERY
                            600 THIRTEENTH STREET, NW
                            WASHINGTON, DC 20005-3096

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                         CALCULATION OF REGISTRATION FEE

                                              Proposed      Proposed
               Title of                        Maximum       Maximum
              Securities        Amount        Offering      Aggregate        Amount of
                 to be           to be          Price       Offering       Registration
              Registered    Registered (1)  Per Share (2)   Price (2)           Fee



Common Stock, $.001 par
value                          1,778,885       $17.50      $31,130,488        $8,654

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(1)    Includes a maximum of 1,278,885 shares to be issued upon exercise of options granted pursuant to the United Road Services, Inc. 1998 Employee
       Stock Option Plan and a maximum of 500,000 shares to be issued upon exercise of options granted pursuant to the United Road Services, Inc.
       Non-Qualified Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the Common
       Stock of United Road Services, Inc. (the "Company") as quoted on the
       Nasdaq National Market on February 10, 1999.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference and made a part hereof:

         1. Prospectus, dated January 8, 1999, included in Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 333-56603), filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") as supplemented by the Prospectus Supplement dated January 11, 1999;

         2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         3. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed by the Company with the Commission pursuant to the Exchange Act;

         4. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998, filed by the Company with the Commission pursuant to the Exchange Act;

         5. The Company's Current Report on Form 8-K, dated August 21, 1998, filed by the Company with the Commission pursuant to the Exchange Act on September 1, 1998;

         6. The Company's Amended Current Report on Form 8-K/A, dated August 21, 1998, filed by the Company with the Commission pursuant to the Exchange Act on October 26, 1998;

         7. The Company's Current Report on Form 8-K, dated November 19, 1998, filed by the Company with the Commission pursuant to the Exchange Act on December 8, 1998;

         8. The Company's Current Report on Form 8-K, dated December 9, 1998, filed by the Company with the Commission pursuant to the Exchange Act on December 24, 1998; and

         9. The Company's Amended Current Report on Form 8-K/A, dated December 9, 1998, filed by the Company with the Commission pursuant to the Exchange Act on January 11, 1999.

         The description of the Company's securities contained in the Company's Registration Statement on Form 8-A, filed by the Company pursuant to the Exchange Act on April 13, 1998, is also incorporated herein by reference and made a part hereof.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company has included in its Certificate of Incorporation and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and (ii) indemnify its directors and officers to the fullest extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary.

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by each in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Company has entered into indemnification agreements with its directors and certain key officers pursuant to which the Company is generally obligated to indemnify its directors and such officers to the fullest extent permitted by the DGCL as described above. The Company has purchased insurance for its directors and officers indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4.1 The Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-46925)).

     4.2 The Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-46925)).

     5.1   Opinion of McDermott, Will & Emery (filed herewith).

    23.1   Consent of KPMG LLP (filed herewith).

    23.2   Consent of McDermott, Will & Emery (included in Exhibit 5.1).

    24.1 Powers of Attorney (included on the signature page to this Registration Statement).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a)      To include any prospectus required by
                         Section 10 (a) (3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (1) (a) and (1) (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on this 12th day of January, 1999.

                            UNITED ROAD SERVICES, INC.


                            By: /s/ Edward T. Sheehan
                                Edward T. Sheehan
                                Chairman of the Board, Chief Executive Officer and Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward T. Sheehan and Allan D. Pass, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of January 1999.

              Signature                                     Title

    /s/ Edward T. Sheehan         Chairman of the Board, Chief Executive Officer
          Edward T. Sheehan       and Secretary (Principal Executive Officer)


     /s/ Donald J. Marr           Senior Vice President and Chief Financial
           Donald J. Marr         Officer
                                  (Principal Financial and Accounting Officer)


/s/ Edward W. Morawski            Vice President and Director
         Edward W. Morawski


    /s/    Grace M. Hawkins       Director
          Grace M. Hawkins


  /s/ Donald F. Moorehead, Jr.    Director
      Donald F. Moorehead, Jr.


   /s/ Todd Q. Smart              Director
            Todd Q. Smart


 /s/ Richard A. Molyneux          Director
         Richard A. Molyneux


   /s/ Mark J. Henninger          Director
          Mark J. Henninger





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                                  EXHIBIT INDEX

Exhibit Number                           Description


     5.1                 Opinion (including consent) of McDermott, Will & Emery.

     23.1                Consent of KPMG LLP.

     24.1                Power of Attorney (included on signature page).